IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11
:
WOLVERINE TUBE, INC., et al.,1	:	Case No. 10-13522 (PJW)
:
Debtors.	:	(Jointly Administered)

BENEFICIAL HOLDER BALLOT FOR VOTING TO ACCEPT OR REJECT
THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
WOLVERINE TUBE, INC. AND CERTAIN OF ITS SUBSIDIARIES, AS MODIFIED

CLASS 3 BALLOT FOR BENEFICIAL HOLDERS OF
NOTE CLAIMS

PLEASE READ AND FOLLOW THE ENCLOSED INSTRUCTIONS FOR COMPLETING
THIS BENEFICIAL HOLDER BALLOT CAREFULLY BEFORE COMPLETING THIS
BALLOT.

IN ORDER FOR YOUR VOTE TO BE COUNTED, ALL PRE-VALIDATED
BENEFICIAL HOLDER BALLOTS AND MASTER BALLOTS CAST ON BEHALF OF
BENEFICIAL HOLDER BALLOTS THAT WERE NOT PRE-VALIDATED MUST BE
COMPLETED, EXECUTED, AND RETURNED SO AS TO BE ACTUALLY RECEIVED
BY THE BALLOTING AGENT BY 5:00 P.M. PREVAILING EASTERN TIME
ON MAY 23, 2011 (THE “VOTING DEADLINE”) IN ACCORDANCE WITH THE
FOLLOWING:

IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO YOUR NOMINEE:2
YOU MUST RETURN THIS BENEFICIAL HOLDER BALLOT TO YOUR NOMINEE IN
SUFFICIENT TIME TO PERMIT YOUR NOMINEE TO DELIVER A MASTER BALLOT
INCLUDING YOUR VOTE TO THE BALLOTING AGENT BY THE VOTING DEADLINE.

IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO THE BALLOTING
AGENT:
YOUR NOMINEE SHOULD HAVE PRE-VALIDATED THIS BENEFICIAL HOLDER
BALLOT.  THEREFORE, YOU MUST RETURN THIS PRE-VALIDATED BENEFICIAL
HOLDER BALLOT DIRECTLY TO THE BALLOTING AGENT SO IT IS ACTUALLY
RECEIVED ON OR BEFORE THE VOTING DEADLINE.

1  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Wolverine Tube, Inc. (0812), Tube Forming, L.P. (3323), Wolverine Joining Technologies, LLC (1600), WT Holdings Company, Inc. (4984), and TF Investor Inc. (8048). The Debtors’ corporate headquarters and the mailing address for each Debtor is 200 Clinton Avenue West, 10th Floor, Huntsville, Alabama 35801.
2  “Nominee” means the broker, dealer, commercial bank, trust company, or other agent holding or voting Notes on behalf of Beneficial Holders as record owner/holder.

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) are soliciting votes with respect to the First Amended Joint Plan of Reorganization of Wolverine Tube, Inc. and its Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code, as Modified (as may be amended from time to time, the “Plan”) as set forth in the First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization of Wolverine Tube, Inc. and its Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code, as Modified (as may be amended from time to time, the “Amended Disclosure Statement”).  The Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has approved the Amended Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code, by entry of an order on April 15, 2011 (the “Disclosure Statement Approval Order”).  Bankruptcy Court approval of the Amended Disclosure Statement docs not indicate approval of the Plan by the Bankruptcy Court.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.

You are receiving this Beneficial Holder Ballot because your Nominee’s records indicate that you are a Beneficial Holder of a Note Claim in Class 3, as of the Voting Record Date April 15, 2011.

Accordingly, you have a right to vote to accept or reject the Plan.

Your rights are described in the Amended Disclosure Statement, which was included in the Solicitation Package you are receiving with this Beneficial Holder Ballot (as well as the Plan, Disclosure Statement Approval Order, and certain other materials).  If you received Solicitation Package materials in CD-ROM format and desire paper copies, or if you need to obtain additional Solicitation Packages, you may (a) contact the Balloting Agent by telephone at (212) 771-1128 or by e-mail at Balloting@DonlinRecano.com; or (b) download such documents (excluding the Ballots) from the Debtors’ restructuring website at http://www.donlinrecano.com/wti or by visiting the Bankruptcy Court’s website at http://www.deb.uscourts.gov.

This Beneficial Holder Ballot may not be used for any purpose other than for casting votes to accept or reject the Plan and making certain certifications with respect to the Plan.  If you believe you have received this Beneficial Holder Ballot in error, or if you believe that you have received the wrong Ballot, please contact the Balloting Agent immediately at the telephone number or e-mail address set forth above.

You should review the Amended Disclosure Statement and the Plan before you vote.  You may wish to seek legal advice concerning the Plan and the Plan’s classification and treatment of your Claim.  Your Claim has been placed in Class 3, Note Claims, under the Plan.  If you hold Claims in more than one Class, you will receive a Ballot for each Class in which you arc entitled to vote.

Item 1.	Amount of Claim.

The undersigned hereby certifies that as of the Voting Record Date, the undersigned was the Beneficial Holder (or authorized signatory for a Beneficial Holder) of Note Claims in the following aggregate unpaid principal amount (insert amount in box below):

$____________

If your Notes are held by a Nominee on your behalf and you do not know the amount of the Notes held, please contact your Nominee immediately.

Item 2.	Vote on Plan.

The Holder of the Note Claims against the Debtors set forth in Item 1 votes to (please check one):

☐ ACCEPT (vote FOR) the Plan	☐ REJECT (vote AGAINST) the Plan

IMPORTANT INFORMATION REGARDING THE THIRD PARTY RELEASE:

Section 10.2 of the Plan contains the following provision:

To the greatest extent permissible by law and except as otherwise provided in this Section 10.2, as of the Effective Date, each Holder of a Claim against the Debtors shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Third Party Releasees from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, including any derivative Claims, asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the related Disclosure Statement, the related Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan.  Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is:  (1) in exchange for the good and valuable consideration provided by the Third Party Releasees; (2) a good faith settlement and compromise of the Claims released by this Section 10.2; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any Entity granting a Third Party Release from asserting any claim or Cause of Action released pursuant to the Third Party Release.

Nothing in this Third Party Release shall be deemed to release or Impair any Allowed General Unsecured Claim against the Debtors, which Allowed General Unsecured Claims against the Debtors shall be treated as set forth in Article III of the Plan.

Notwithstanding anything to the contrary in this Section 10.2, nothing in Section 10.2 shall release a Third Party Releasee from any Claims or Causes of Action relating to a violation by such party of federal, state or local securities laws.

Item 3.	Certifications as to Note Claims Held in Additional Accounts.

By completing and returning this Beneficial Holder Ballot, the undersigned Beneficial Holder certifies that either (1) it has not submitted any other Ballots for other Note Claims in Class 3 held in other accounts or other record names or (2) it has provided the information specified in the following table for all other Note Claims in Class 3 for which it has submitted additional Beneficial Holder Ballots, each of which indicates the same vote to accept or reject the Plan (please use additional sheets of paper if necessary):

ONLY COMPLETE THIS SECTION If YOU HAVE VOTED NOTE CLAIMS ON A BENEFICIAL HOLDER BALLOT OTHER THAN THIS BENEFICIAL HOLDER BALLOT.

Account Number of Other Note Claims Voted	Holder of Other Note Claims Voted3	CUSIP of Other Note Claims Voted	Principal Amount of Other Note Claims Voted	Type of Other Note Claims Voted
1.			$
2.			$
3.			$
4.			$
5.			$
6.			$
7.			$
8.			$
9.			$
10.			$

Item 4.	Certifications.

By signing this Beneficial Holder Ballot, the undersigned certifies to the Bankruptcy Court and the Debtors:

(a)
that either:  (i) the Entity is the Beneficial Holder of the Note Claims being voted; or (ii) the Entity is an authorized signatory for an Entity that is a Beneficial Holder of the Note Claims being voted;

(b)
that the Entity (or in the case of an authorized signatory, the Beneficial Holder) has received a copy of the Amended Disclosure Statement and the Solicitation Package and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein;

(c)	that the Entity has cast the same vote with respect to all Note Claims in a single Class; and

(d)
that no other Beneficial Holder Ballots with respect to the amount of the Note Claims identified in Item 1 have been cast or, if any other Beneficial Holder Ballots have been cast with respect to such Note Claims, then any such earlier Beneficial Holder Ballots are hereby revoked.

3  List your name if the Note Claim is held by you in record name. If the Note Claim is held in “street name,” please list the name of your Nominee.

Name of
Beneficial Holder:
(Print or Type)

Signature:

Name of Signatory:
(If other than Beneficial Holder)

Title:

Address:

Telephone
Number:

Email:

Date Completed:

PLEASE COMPLETE, SIGN, AND DATE THIS BALLOT AND
RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

IF THE BALLOTING AGENT DOES NOT ACTUALLY RECEIVE THIS BENEFICIAL
HOLDER BALLOT (IF PRE-VALIDATED) OR THE MASTER BALLOT
INCORPORATING THE VOTE CAST BY THIS BENEFICIAL HOLDER BALLOT ON OR
BEFORE 5:00 P.M. PREVAILING EASTERN TIME ON MAY 23, 2011

(AND IF THE VOTING DEADLINE IS NOT EXTENDED), YOUR VOTE TRANSMITTED
BY THIS BENEFICIAL HOLDER BALLOT MAY BE COUNTED TOWARD
CONFIRMATION OF THE PLAN ONLY IN THE SOLE AND ABSOLUTE DISCRETION
OF THE DEBTORS.

Class 3 — Note Claims

INSTRUCTIONS FOR COMPLETING THIS BENEFICIAL HOLDER BALLOT

1.
The Debtors are soliciting the votes of Holders of Claims with respect to the Plan attached as Exhibit A to the Amended Disclosure Statement.  Capitalized terms used in the Beneficial Holder Ballot or in these instructions (the “Ballot Instructions”) but not otherwise defined therein or herein shall have the meaning set forth in the Plan, a copy of which also accompanies the Beneficial Holder Ballot.

2.	The Bankruptcy Court may confirm the Plan and thereby bind you, if, among other things, the Plan is confirmed. Please review the Amended Disclosure Statement for more information.

3.
To ensure that your vote is counted, you must:  (a) complete your Beneficial Holder Ballot in accordance with these instructions; (b) clearly indicate your decision either to accept or reject the Plan in the boxes provided in Item 2 of the Beneficial Holder Ballot; and (c) clearly sign and return your Beneficial Holder Ballot to the address set forth on the enclosed pre-addressed envelope in accordance with paragraph (5) directly below.

4.
Return of Beneficial Holder Ballots:  Your Beneficial Holder Ballot (if pre-validated) and/or the Master Ballot incorporating the vote cast on your Beneficial Holder Ballot MUST be returned to the Balloting Agent so as to be actually received by the Balloting Agent on or before the Voting Deadline, which is 5:00 p.m. prevailing Eastern Time on May 23, 2011.  To ensure your vote is counted toward confirmation of the Plan, please read the following information carefully so that you understand where your Beneficial Holder Ballot must be sent in order for it to be received before the Voting Deadline:

•
Not pre-validated Beneficial Holder Ballot:  If you received a Beneficial Holder Ballot and a return envelope addressed to your Nominee, you must return your completed Beneficial Holder Ballot directly to your Nominee so that it is actually received in sufficient time to permit your Nominee to deliver a Master Ballot including your vote to the Balloting Agent by the Voting Deadline.

•
Pre-validated Beneficial Holder Ballot:  If you received a Beneficial Holder Ballot and a return envelope addressed to the Balloting Agent, you must return your completed Beneficial Holder Ballot directly to the Balloting Agent so that it is actually received by the Balloting Agent on or before the Voting Deadline.

5.
If a Master Ballot, or pre-validated Beneficial Holder Ballot is received after the Voting Deadline and if the Voting Deadline is not extended, it may be counted only in the sole and absolute discretion of the Debtors.  Additionally, the following Beneficial Holder Ballots will NOT be counted:

•	any Beneficial Holder Ballot that partially rejects and partially accepts the Plan;

•
Beneficial Holder Ballots sent to the Debtors, the Debtors’ agents (other than the pre-validated Beneficial Holder Ballots sent to the Balloting Agent), any indenture trustee, or the Debtors’ financial or legal advisors;

•	Beneficial Holder Ballots sent by facsimile, e-mail, or any other electronic means;

•	any Beneficial Holder Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim;

•	any Beneficial Holder Ballot cast by an Entity that does not hold a Claim in a Class that is entitled to vote on the Plan;

•	any unsigned Beneficial Holder Ballot;

•	any non-original Beneficial Holder Ballot; and/or

•	any Beneficial Holder Ballot not marked to accept or reject the Plan or any Beneficial Holder Ballot marked both to accept and reject the Plan.

6.
The method of delivery of Beneficial Holder Ballots to the Balloting Agent or your Nominee is at the election and risk of each Holder of a Note Claim.  Except as otherwise provided herein, such delivery will be deemed made only when the Balloting Agent actually receives the originally executed pre-validated Beneficial Holder Ballot or Master Ballot incorporating the Beneficial Holder Ballot.  In all cases, Holders should allow sufficient time to assure timely delivery.

7.
If multiple Beneficial Holder Ballots are received from the same Holder of a Note Claim with respect to the same Note Claim prior to the Voting Deadline, the latest dated Beneficial Holder Ballot timely received will supersede and revoke any earlier received Beneficial Holder Ballots.

8.
You must vote all of your Note Claims within Class 3 either to accept or reject the Plan and may not split your vote.  Further, if a Holder has multiple Note Claims within Class 3, the Debtors may, in their discretion, aggregate the Claims of any particular Holder with multiple Note Claims within Class 3 for the purpose of counting votes.

9.
The Beneficial Holder Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan and make certifications with respect to the Beneficial Holder Ballot.  Accordingly, at this time, Holders of Claims should not surrender certificates or instruments representing or evidencing their Claims, and neither the Debtors nor the Balloting Agent will accept delivery of any such certificates or instruments surrendered together with a Beneficial Holder Ballot.

2

10.	This Beneficial Holder Ballot does not constitute, and shall not be deemed to be, (a) a Proof of Claim or (b) an assertion or admission of a Claim.

11.
Please be sure to sign and date your Beneficial Holder Ballot.  If you are signing a Beneficial Holder Ballot in your capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity, you must indicate such capacity when signing and, if required or requested by the Balloting Agent, the Debtors, or the Bankruptcy Court, must submit proper evidence to the requesting party to so act on behalf of such Holder.  In addition, please provide your name and mailing address if it is different from that set forth on the attached mailing label or if no such mailing label is attached to the Beneficial Holder Ballot.

12.
If you hold Claims in more than one Class under the Plan you may receive more than one ballot coded for each different Class.  Each ballot votes only your Claims indicated on that ballot, so please complete and return each Beneficial Holder Ballot and/or Ballot that you received.

PLEASE MAIL YOUR BENEFICIAL HOLDER BALLOT PROMPTLY

IF YOU HAVE ANY QUESTIONS REGARDING THIS BENEFICIAL HOLDER
BALLOT, THESE VOTING INSTRUCTIONS OR THE PROCEDURES FOR VOTING,
PLEASE CALL THE BALLOTING AGENT AT (212) 771-1128 OR E-MAIL THE
BALLOTING AGENT AT BALLOTING@DONLINRECANO.COM

IF THE BALLOTING AGENT DOES NOT ACTUALLY RECEIVE THIS BENEFICIAL
HOLDER BALLOT FROM YOU (IF PRE-VALIDATED) OR THE MASTER BALLOT
CONTAINING YOUR VOTE FROM YOUR NOMINEE ON OR BEFORE THE
VOTING DEADLINE, WHICH IS 5:00 P.M. PREVAILING EASTERN TIME ON
MAY 23, 2011 (AND IF THE VOTING DEADLINE IS NOT EXTENDED), YOUR VOTE
TRANSMITTED HEREBY MAY BE COUNTED ONLY IN THE SOLE AND
ABSOLUTE DISCRETION OF THE DEBTORS.

3